AMENDMENT

TO

FORM OF RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AMENDMENT is made as of June 23, 2025, between the Northwestern Mutual Series Fund, Inc. (the “Acquiring Trust”), on behalf of its separate series, as amended from time to time, severally and not jointly (each an “Acquiring Fund” and collectively, the “Acquiring Funds”), and PIMCO ETF Trust and PIMCO Equity Series (each an “Acquired Trust” and collectively, the “Acquired Trusts”), on behalf of its separate series, as amended from time to time, severally and not jointly (each an “Acquired Fund” and collectively, the “Acquired Funds”).

WHEREAS, the Acquiring Trust, on behalf of the Acquiring Funds, and the Acquired Trusts, on behalf of the Acquired Funds, are parties to a Rule 12d1-4 Fund of Funds Investment Agreement (the “Agreement”) dated January 19, 2022;

WHEREAS, the Acquiring Trust and the Acquired Trusts desire to amend the Agreement to modify the list of Acquiring Funds on Schedule A as set forth in this Amendment;

NOW THEREFORE, in accordance with Rule 12d1-4 under the 1940 Act, as amended, the parties agree as follows:

1.

That portion of Schedule A to the Agreement that relates to the Acquiring Funds shall be modified by deleting the text set forth therein and replacing it with the text set forth on Exhibit A attached to this Amendment, the content of which is hereby incorporated herein by this reference.

2.	Except as modified by this Amendment, the Agreement shall remain in full force and effect, and it is hereby ratified and confirmed.

3.	This Amendment may be executed in two or more counterparts, all of which when taken together shall constitute one instrument.

[Signature page to follow]

IN WITNESS WHEREOF, each party has caused this Amendment to be signed below by a duly authorized officer with full power and authority to execute this Amendment.

PIMCO ETF Trust

Name of Authorized Signer	Joshua Ratner	Signature

Title: President		/s/ Joshua Ratner

PIMCO Equity Series

Name of Authorized Signer	Joshua Ratner

Title: President		/s/ Joshua Ratner

Northwestern Mutual Series Fund, Inc.

Name of Authorized Signer	Paul A. Mikelson	Signature

Title: President		/s/ Paul A. Mikelson

EXHIBIT A - LIST OF ACQUIRING FUNDS

Active/Passive Conservative Portfolio

Balanced Portfolio (effective July 1, 2025, the name of the Portfolio will be Active/Passive Balanced Portfolio)

Asset Allocation Portfolio (effective July 1, 2025, the name of the Portfolio will be Active/Passive Moderate Portfolio)

Active/Passive Aggressive Portfolio

Active/Passive All Equity Portfolio (effective on or about September 30, 2025, the name of the Portfolio will be the Active/Passive Very Aggressive Portfolio)